UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2007

GEOMET, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-52155	76-0662382
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

909 Fannin, Suite 1850

Houston, Texas 77010

(Address of Registrant’s Principal Executive Offices)

(713) 659-3855

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 12, 2007, GeoMet, Inc. (the “Company”) issued a press release announcing that its Board of Directors appointed Tony Oviedo to Vice President, Chief Accounting Officer and Controller, effective November 9, 2007.

A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On November 9, 2007, the Board of Directors of the Company approved a new Section 8.6 to Article Eight of the Company’s Bylaws to permit the issuance and transfer of both certificated and uncertificated shares of capital stock, to comply with rules enacted by The Nasdaq Stock Market, Inc. (“Nasdaq”). The rules require all securities listed on Nasdaq to be eligible for a “direct registration program” operated by a clearing agency registered under Section 17A of the Securities Exchange Act of 1934, as amended. The new Section 8.6 of the Company’s Bylaws is intended to satisfy these requirements.

The amended Bylaws are effective as of November 9, 2007. The summary of changes to the Bylaws set forth above is qualified in its entirety by reference to the full text of the Bylaws, a copy of which is attached to this report as Exhibit 3.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are furnished as part of this Current Report on Form 8-K:

Exhibit No.	Description
3.1	Amended and Restated Bylaws (approved November 9, 2007)
99.1	Press release dated November 12, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GeoMet, Inc.

Date: November 13, 2007	By:	/s/ William C. Rankin
William C. Rankin
Executive Vice President, Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
3.1	Amended and Restated Bylaws (approved November 9, 2007)
99.1	Press release dated November 12, 2007.